Exhibit 99.1

PMGC Holdings Inc. Announces the Acquisition of SVM Machining, Inc.

NEWPORT BEACH, Calif. Feb 3, 2026 — PMGC Holdings Inc. (NASDAQ: ELAB) (“PMGC” or the “Company”), a diversified public holding company announced that it has completed the acquisition of SVM Machining, Inc. (“SVM”).

Founded in 1997 by Mark Serpa, SVM (aka Silicon Valley Manufacturing) is a Northern California-based ISO 9001:2015 Certified CNC precision machining and manufacturing services company serving medical, aerospace, biotech & pharmaceutical, semiconductor, and transportation markets.

This transaction represents PMGC’s third California based CNC machine shop acquisition to date, expanding PMGC’s growing footprint in precision manufacturing and furthering its strategy to assemble a multi-site machining platform serving aerospace, defence, medical and industrial industries.

SVM Overview

SVM is a precision manufacturing partner specializing in custom CNC-machined components, delivering high-quality, engineered solutions for customers in the following industries:

●	Medical (including surgical robotics components)

●	Aerospace (including satellite/spaceflight, UAV components)

●	Biotech & Pharmaceutical (including lab automation and analytical instruments)

●	Semiconductor (including wafer handling fixtures and cleanroom-compatible components)

●	Transportation (including automotive and specialty vehicle parts)

For the fiscal year ended December 31, 2024, SVM reported revenue of $3,042,701.

Summary of Material Transaction Terms

PMGC acquired 100% of the issued and outstanding shares of SVM from the seller, on a cash-free, debt-free basis.

●	Base Purchase Price: $2,250,000 in cash, consisting of $2,000,000 paid at closing and a $250,000 indemnification holdback retained by PMGC at closing.

●	Cash / Working Capital Mechanics: Purchase price includes a defined Final Cash Balance and a net working capital adjustment relative to a “Net Working Capital Target”

●	Earnout Consideration: In addition to the base purchase price, the seller may be entitled to receive contingent earnout consideration based on SVM achieving certain defined revenue performance levels during a specified post-closing measurement period.

●	Timing of Earnout Payment: Any earned earnout amounts, if applicable, would be payable within 10 days following PMGC’s filing of its Form 10-K for the fiscal year that includes the applicable earnout measurement period.

About SVM Machining Inc.

SVM Machining, Inc. is a California based ISO 9001:2015 Certified precision CNC machining and manufacturing services company that produces high-quality, engineered components for a diverse set of mission-critical industries, including medical technology, aerospace, semiconductor, biotech & pharmaceutical, and transportation. Known for its technical expertise, quality systems, and ability to deliver complex parts with precision tolerances, SVM supports original equipment manufacturers and advanced technology customers with reliable and responsive production capacity.

About PMGC Holdings Inc.

PMGC Holdings Inc. is a diversified holding company that manages and grows its portfolio through strategic acquisitions, investments, and development across various industries. We are committed to exploring opportunities in multiple sectors to maximize growth and value. For more information, please visit https://www.pmgcholdings.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “believes,” “expects,” “plans,” “potential,” “would” and “future” or similar expressions such as “look forward” are intended to identify forward-looking statements. Forward-looking statements are made as of the date of this press release and are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, activities of regulators and future regulations and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results. Therefore, you should not rely on any of these forward-looking statements. These and other risks are described more fully in PMGC Holdings’ filings with the United States Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025, and its other documents subsequently filed with or furnished to the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

IR Contact:

IR@pmgcholdings.com